SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

RADIANT LOGISTICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RADIANT LOGISTICS, INC.

405 114th Avenue SE

Third Floor

Bellevue, Washington 98004

October 4, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Radiant Logistics, Inc., on Wednesday, November 14, 2018, at 9:00 a.m., local time, at 405 114th Avenue SE, Third Floor, Bellevue, Washington 98004.

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

Our Board of Directors and management look forward to seeing you at the meeting. Thank you for your continued support.

Sincerely yours,
Bohn H. Crain
Chairman and Chief Executive Officer

Notice of Annual Meeting of Stockholders

Wednesday, November 14, 2018

To Our Stockholders:

The Annual Meeting of Stockholders of Radiant Logistics, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, November 14, 2018, at 9:00 a.m., local time, at 405 114th Avenue SE, Third Floor, Bellevue, Washington 98004, for the following purposes:

1. To elect four members of the Board of Directors to serve until the 2019 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2. To ratify the selection of Peterson Sullivan LLP as the Company’s independent auditor for the 2019 fiscal year; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

All stockholders are invited to attend the meeting. Holders of record of the Company’s common stock at the close of business on September 28, 2018, are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting and at the offices of the Company at 405 114th Avenue SE, Third Floor, Bellevue, Washington 98004.

By Order of the Board of Directors
Bohn H. Crain
Chairman and Chief Executive Officer

Bellevue, Washington

October 4, 2018

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE US THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES ARE VOTED.

i

RADIANT LOGISTICS, INC.

405 114TH Avenue SE

Third Floor

Bellevue, Washington 98004

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Radiant Logistics, Inc. (the “Company,” “we” or “us”) for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, November 14, 2018, at 9:00 a.m., local time, at 405 114th Avenue SE, Third Floor, Bellevue, Washington 98004, and at any adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON November 14, 2018. THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2018, INCLUDING FINANCIAL STATEMENTS, ARE AVAILABLE AT WWW.PROXYVOTE.COM. In accordance with rules issued by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

VOTING AT THE ANNUAL MEETING

Who Can Vote

Only stockholders of record of our common stock at the close of business on September 28, 2018, the record date, are entitled to notice of and to vote at the meeting, and at any postponement(s) or adjournment(s) thereof. As of the record date, 49,453,088 shares of our common stock, $0.001 par value per share, were issued and outstanding. Holders of our common stock are entitled to one vote per share for each proposal presented at the Annual Meeting.

How to Vote; How Proxies Work

Our Board of Directors is asking for your proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy. Please complete, date and sign the enclosed proxy card and return it at your earliest convenience. The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation and mailing of the proxy statement, form of proxy and any other material furnished to the stockholders by the Company in connection with the Annual Meeting. In addition to the solicitation of proxies by mail, employees of the Company may also solicit proxies by telephone or personal contact. These employees will not receive any special compensation in connection therewith. We have retained our transfer agent, Broadridge Financial Solutions, Inc., to assist in the mailing of the proxy statement and collection of proxies by mail from brokers and other nominees at an estimated cost of $30,000. Our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, which includes our audited consolidated financial statements, is being mailed to stockholders together with these proxy materials on or about October 12, 2018.

Any proxy not specifying to the contrary, and not designated as broker non-votes as described below, will be voted:

•	FOR the election of the directors; and
•	FOR the ratification of the selection of Peterson Sullivan LLP (“Peterson Sullivan”) as our independent auditor for the 2019 fiscal year.

Should any matters not described above be properly presented at the Annual Meeting, the persons named in the proxy form will vote in accordance with their judgment. The proxy form authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the Annual Meeting or any adjournment(s), postponement(s), or continuation(s) thereof.

What Constitutes a Quorum

The presence at the Annual Meeting in person or by proxy of holders of a majority of our common stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum.

What Vote is Required

Directors are elected by a plurality of the votes cast with a quorum present. The four persons who receive the greatest number of votes of the holders of common stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the ratification of the selection of Peterson Sullivan as our independent auditor for the 2019 fiscal year.

How Abstentions and Broker Non-Votes are Treated

Abstentions will be counted as shares that are present for purposes of determining a quorum. For the election of directors, abstentions are excluded entirely from the vote and do not have any effect on the outcome. For the ratification of the selection of Peterson Sullivan as our independent auditor, abstentions are not counted in determining the votes cast.

A broker non-vote occurs when the broker holding shares in street name is unable to vote on a proposal because exchange rules prohibit a broker from voting on the matter without owner instructions. Relevant exchange rules provide that a broker holding shares for an owner in street name may not vote for a non-routine proposal or a stockholder proposal that is opposed by management, without voting instructions, whereas a broker may vote on routine matters without owner instructions. The election of directors is a non-routine item. Broker non-votes, if any, will not be counted as having been entitled to vote or as a vote cast and will have no effect on the outcome of the vote on this proposal. The ratification of the appointment of Peterson Sullivan is a routine item.

How to Revoke

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting. A stockholder who attends the Annual Meeting need not revoke the proxy and vote in person unless he or she wishes to do so. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

VOTING SECURITIES

The Company’s outstanding voting securities consist of common stock. The record date for determining holders of common stock entitled to vote at the Annual Meeting is September 28, 2018. On that date, there were 49,453,088 shares of common stock issued and outstanding, each entitled to one vote per share. The common stock does not have cumulative voting rights.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this report. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; the occurrence of no adverse developments affecting domestic and international economic, political or competitive conditions within our industry; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain of our larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; and such other factors that may be identified from time to time in our filings with the Securities and Exchange Commission (“SEC”) and other public announcements including those set forth under the caption “Risk Factors” in Part 1 Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2018. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of September 28, 2018, information with respect to the securities holdings of all persons that we, pursuant to filings with the SEC and our stock transfer records, have reason to believe may be deemed the beneficial owner of more than 5% of our common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all of our current officers and directors, both individually and as a group.

The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, include all shares of our common stock that may be acquired by such beneficial owners within 60 days of September 28, 2018 upon the exercise or conversion of any options, warrants or other convertible securities. This table has been prepared based on 49,453,088 shares of common stock issued and outstanding on September 28, 2018. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below. Unless otherwise provided, the address to each of the persons listed below is c/o Radiant Logistics, Inc. 405 114th Avenue SE, Third Floor, Bellevue, Washington 98004.

Beneficial Owner	Number of shares		Percent of class
Bohn H. Crain	10,070,823	(1)	20.3%
Douglas K. Tabor	2,953,408	(2)	6.0%
Michael Gould	679,101	(3)	1.4%
Todd E. Macomber	351,671	(4)	*
Jack Edwards	315,000	(5)	*
Arnold Goldstein	154,000	(6)	*
Richard P. Palmieri	152,400	(7)	*
Tim Boyce	120,000	(8)	*
Joseph Bento	75,000	(9)	*

All officers and directors as a group (8 persons)	11,917,995	(10)	23.6%

*	Represents less than one percent.
(1)

Consists of 8,935,352 shares held by Radiant Capital Partners, LLC over which Mr. Crain has sole voting and dispositive power, 1,053,274 shares directly held by Mr. Crain, and 82,197 shares issuable upon exercise of options. Does not include 6,017 shares issuable upon exercise of options and 113,003 shares subject to restricted stock units that are subject to vesting.

(2)

Based on the Schedule 13G, filed with the Security Exchange Commission on February 13, 2018, Mr. Tabor has sole voting and dispositive power with respect to 2,923,408 shares of common stock and shared voting and dispositive power with Texas Time Express, Inc. over 30,000 shares of common stock. The business address for Mr. Tabor is 401 N. Carroll #194, Southlake, Texas 76092. Mr. Tabor is an owner of one of our largest strategic operating partners.

(3)

Consists of 639,101 shares held directly by Mr. Gould over which he shares voting and dispositive power, and 40,000 shares issuable upon exercise of options. Does not include 60,000 shares issuable upon exercise of options and 20,806 shares subject to restricted stock units that are subject to vesting.

(4)

Consists of 121,894 shares held directly by Mr. Macomber, and 229,777 shares issuable upon exercise of outstanding options. Does not include 2,257 shares issuable upon exercise of options and 48,678 shares subject to restricted stock units that are subject to vesting.

(5)

Consists of 45,000 shares held directly by Mr. Edwards, and 270,000 shares issuable upon exercise of options. Does not include 30,000 shares issuable upon exercise of options and 20,806 shares subject to restricted stock units that are subject to vesting.

(6)

Consists of 4,000 shares held directly by Mr. Goldstein, and 150,000 shares issuable upon exercise of outstanding options. Does not include 100,000 shares issuable upon exercise of options and 48,678 shares subject to restricted stock units that are subject to vesting.

(7)

Consists of 2,400 shares held directly by Mr. Palmieri, and 150,000 shares issuable upon exercise of options. Does not include 50,000 shares issuable upon exercise of options and 20,806 shares subject to restricted stock units that are subject to vesting.

(8)

Consists of 120,000 shares issuable upon exercise of outstanding options. Does not include 80,000 shares issuable upon exercise of options and 54,570 shares subject to restricted stock units that are subject to vesting.

(9)

Consists of 75,000 shares issuable upon exercise of outstanding options. Does not include 150,000 shares issuable upon exercise of options and 39,171 shares subject to restricted stock units that are subject to vesting.

(10)

Includes 1,116,974 shares issuable upon exercise of outstanding options. Does not include 478,274 shares issuable upon exercise of options and 366,518 shares subject to restricted stock units that are subject to vesting.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors are generally elected at an annual meeting of the stockholders and hold office until each director’s successor is elected and qualified, or until such director’s earlier resignation or removal. Messrs. Crain, Edwards, Palmieri, and Gould have each been nominated for a one-year term to serve until the 2019 Annual Meeting of Stockholders and until their successors are elected and have qualified.

It is the intention of the persons named in the accompanying form of proxy to vote for the four nominees, unless other instructions are given. Proxies cannot be voted for more than four nominees. If any nominee is unable to stand for election for any reason, proxies will be voted for the election of a substitute proposed by the Board of Directors. The Board of Directors knows of no reason why any nominee might be unable or refuse to accept nomination or election.

Nominees for Board of Directors

We believe that our Board should be composed of individuals with sophistication and experience in many substantive areas that impact our business. We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service, and have highlighted particularly noteworthy attributes for each Board member in the individual biographies below. The principal occupation and business experience of each nominee for at least the past five years is as follows:

Bohn H. Crain, age 54. Mr. Crain has served as our Chief Executive Officer and Chairman of our Board of Directors since October 2005. Mr. Crain brings approximately 25 years of industry and capital markets experience in transportation and logistics. Since January 2005, Mr. Crain has served as the Managing Member of Radiant Capital Partners, LLC, an entity he formed to execute a consolidation strategy in the transportation and logistics sector. Prior to founding Radiant, Mr. Crain served as the Executive Vice President and the Chief Financial Officer of Stonepath Group, Inc. from January 2002 until December 2004. In 2001, Mr. Crain served as the Executive Vice President and Chief Financial Officer of Schneider Logistics, Inc., a third-party logistics company, and from 2000 to 2001 he served as the Vice President and Treasurer of Florida East Coast Industries, Inc., a New York Stock Exchange listed company engaged in railroad and real estate businesses. Between 1989 and 2000, Mr. Crain held various vice president and treasury positions for CSX Corp., a Fortune 500 transportation company listed on the New York Stock Exchange, and several of its subsidiaries. He also serves on the Board of Trustees for Eastside Preparatory School in Bellevue, Washington. Mr. Crain earned a Bachelor of Arts in Business Administration with an emphasis in Accounting from the University of Texas. As a result of these and other professional experiences, Mr. Crain possesses particular knowledge and experience in logistics management, industry trends, business operations and accounting that strengthen the Board’s collective qualifications, skills, and experience.

Jack Edwards, age 73. Mr. Edwards was appointed as a director in December 2011. Mr. Edwards is an independent business executive who since 2002 has been providing strategic, investment and operational advisory services to a broad range of corporate and private equity clients and boards. From 2001 through 2002, he was the President and Chief Executive Officer of American Medical Response, Inc., a provider of private ambulatory services. Prior to this, Mr. Edwards served as the President and Chief Executive Officer at a variety of logistics and freight-forwarding companies, including Danzas Corporation and ITEL Transportation Group. Previously, he held senior executive positions at Circle International, American President Lines and The Southern Pacific Transportation Company. Mr. Edwards has served as a director of several publicly traded corporations, including Laidlaw Inc. (NYSE), ITEL Corp. (NYSE) and Sun Gro Horticulture Canada Ltd. (TSX) where he served as Chairman of the Board. Mr. Edwards currently serves as a director for Zonar Systems, Inc., Yesler, Inc., and DNA Brand Mechanics, LLC. Mr. Edwards received a Bachelor of Science in Food Science and Technology from the University of California, Davis, and a Master of Business Administration in Marketing from the University of Oregon. As a result of these and other professional experiences, Mr. Edwards possesses particular knowledge and experience in the transportation and logistics industry, along with business combinations and financial management, that strengthen the Board’s collective qualifications, skills, and experience.

Richard P. Palmieri, age 65. Mr. Palmieri was appointed as a director in March 2014. He has been the Managing Partner of ANR Partners, LLC, a Florida-based management and financial consulting firm, since 2012. Prior to this, from 2007 to 2012, Mr. Palmieri served as the President and CEO of Canon Financial Services, Inc., the captive finance subsidiary of Canon USA. From 2003 to 2006, he was the President and CEO of Schneider Financial Services, a financial services subsidiary of a large, privately held transportation and logistics company. From 1998 to 2003, he served as a Managing Director and co-head of the Transportation and Logistics investment banking group at Credit Suisse Group. From 1993 to 1998, he served as a Managing Director and co-head of the Transportation and Logistics investment banking group at Deutsche Securities. Before this, he served in various finance and management positions at several large companies, including Whirlpool Financial Corporation, PacificCorp Credit, Commercial Credit Company and GE Capital. Mr. Palmieri received a Bachelor of Science in Accounting from Wagner College. As a result of these and other professional experiences, Mr. Palmieri possesses particular knowledge and experience in logistics and financial management that strengthen the Board’s collective qualifications, skills, and experience.

Michael Gould, age 54. Mr. Gould was appointed as a director in July 2016. Mr. Gould is a seasoned information technology executive, having most recently served as Senior Vice President, Oracle Consulting in North America at Oracle Corporation. Prior to this, from 2008 to 2015, Mr. Gould led the Americas Technology Services Consulting Organization for Hewlett-Packard Company (“HP”) as the Vice President and General Manager. Prior to HP, Mr. Gould served in various roles at Oracle, BearingPoint and BEA. He holds a Bachelor of Science degree in Mechanical Engineering from Texas A&M University and a Master of Business Administration from Santa Clara University. As a result of these and other professional experiences, Mr. Gould possesses particular knowledge and experience in management and technology that strengthen the Board’s collective qualifications, skills and experience.

The Board of Directors recommends a vote FOR Messrs. Crain, Edwards, Palmieri, and Gould

Non-Director Executive Officers

Todd E. Macomber, age 54. Mr. Macomber has served as our Senior Vice President and Chief Financial Officer since March 2011, as our Senior Vice President and Chief Accounting Officer since August 2010, and as our Vice President and Corporate Controller since December 2007. Prior to joining us, Mr. Macomber served as Senior Vice President and Chief Financial Officer of Biotrace International, Inc., a subsidiary of Biotrace International PLC, an industrial microbiology company listed on the London Stock Exchange. Mr. Macomber earned a Bachelor of Arts, emphasis in Accounting from Seattle University.

Arnold Goldstein, age 64. Mr. Goldstein has served as our Senior Vice President and Chief Commercial Officer since June 30, 2016. Mr. Goldstein also has significant experience within the transportation industry, having served as Chief Operating Officer of Service by Air, which was acquired by the Company in June 2015, and in various leadership roles at Hellman World Wide Logistics from May 2006 to February 2015. Mr. Goldstein earned a Bachelor of Arts in Psychology from the University of Rhode Island and a Masters of Business Administration from Bryant University.

Joseph Bento, age 55. Mr. Bento joined the Company in January 2016 and served as Senior Vice President of Operations until his appointment to Senior Vice President and Chief Operating Officer of Freight Forwarding Operations in mid-2016. Prior to joining the Company, Mr. Bento served in a variety of significant roles within the transportation industry, including, (i) from June 2015 to November 2015, as Executive Vice President of Neovia Logistics, (ii) from September 2012 to April 2015, as the Chief Sales Officer of SEKO Logistics; and (iii) from 1998 to 2012, in various leadership roles at Eagle Global Logistics and its successor, CEVA Logistics. Mr. Bento earned a Bachelor of Science in Finance from California State University – Long Beach.

Tim Boyce, age 58. Mr. Boyce has served as our Senior Vice President and Chief Operating Officer of Rail and Truck Brokerage Operations since our acquisition of Wheels in April 2015. He came to Wheels on February 1, 2012 to serve as the Executive Vice President - Marketing and Sales, and was promoted to Chief Marketing Officer shortly thereafter. From October 2013 until April 2015, he served as President of Wheels’ U.S. operations. Prior to joining Wheels, Mr. Boyce was employed by Canadian Pacific Railway where he served in various senior roles including General Manager - Sales and Marketing Domestic Intermodal. Prior to this, he was the Vice President - Sales and Marketing with Canpar Transport Ltd, a leading Canadian courier company, and TST (formerly TNT) Overland Express, a leading Canadian based LTL company serving customers across North America.

John W. Sobba, age 62. Mr. Sobba has served as our Senior Vice President and General Counsel since May 2018. Prior to joining the Company, Mr. Sobba was in a private law practice from 2008 to 2018, handling a number of general commercial, real estate and business matters for clients within the technology, transportation, outdoor gear and apparel industries. Mr. Sobba was in the private practice of law with the law firms of Dorsey & Whitney and later with Foster Pepper, from 2004 through 2008. He earned a Bachelor of Arts degree from the University of Oregon, a Juris Doctor from Seattle University, a Master of Taxation from Boston University and a Master of Business Administration from the University of Washington.

CORPORATE GOVERNANCE

Information Concerning the Board of Directors and Certain Committees

The Board of Directors currently consists of four directors, three of whom the Board of Directors has determined are independent within the meaning of Section 803 of the NYSE American Company Guide. The independent directors are Messrs. Edwards, Palmieri, and Gould. The Board of Directors held five regularly-scheduled meetings during the 2018 fiscal year, and one special meeting during the 2018 fiscal year. Each of the directors attended at least 75% of all meetings of the Board of Directors and committees on which they served during the 2018 fiscal year. The Board of Directors does not have a formal policy governing director attendance at its annual meeting of stockholders. All of our directors attended the 2017 Annual Meeting of Stockholders. We expect that all of our directors will attend the 2018 Annual Meeting.

The standing committee of the Board of Directors is the Audit and Executive Oversight Committee, which was formed in 2012. The Audit and Executive Oversight Committee fulfills the audit, compensation and nominating committee functions. Prior to the formation of the Audit and Executive Oversight Committee, we had a separately standing audit committee and the independent members of the Board fulfilled the compensation and nominating committee functions. The purpose of the Audit and Executive Oversight Committee is to oversee (i) the integrity of our financial statements and disclosures, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of our independent auditing firm (the “External Auditor”), (iv) the performance of our internal audit function and External Auditors, (v) our internal control systems, (vi) our procedures for monitoring compliance with our Code of Business Conduct and Ethics, (vii) our director nomination process and procedures, and (viii) the review and determination of matters of executive compensation.

Audit and Executive Oversight Committee: The Audit and Executive Oversight Committee held four formal meetings during fiscal year 2018. The members of the Audit and Executive Oversight Committee are Messrs. Edwards (Chair), Palmieri, and Gould.

The Board of Directors has determined that each member of the Audit and Executive Oversight Committee meets the independence standards set forth in Rule 10A-3 promulgated under the Exchange Act and the independence standards set forth in the NYSE American Company Guide. The Board of Directors has determined that Mr. Edwards qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, promulgated under the Exchange Act.

The Audit and Executive Oversight Committee operates under a written charter that is reviewed annually. The charter is available on our website at www.radiantdelivers.com. Under the charter, the Audit and Executive Oversight Committee is required to pre-approve the audit and non-audit services to be performed by our independent registered public accounting firm.

Code of Ethics: We have adopted a Code of Ethics that applies to all employees including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics is designed to deter wrongdoing and promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (v) accountability for adherence to the code. Our Code of Ethics is available on our website at www.radiantdelivers.com, and may be obtained without charge upon written request directed to Attn: Human Resources, Radiant Logistics, Inc., 405 114th Avenue SE, Third Floor, Bellevue, Washington 98004.

Compensation Committee Function of the Audit and Executive Oversight Committee: We do not have a standing Compensation Committee. The Audit and Executive Oversight Committee fulfills the compensation committee functions. The Audit and Executive Oversight Committee reviews the compensation philosophy, strategy of the Company and consults with the Chief Executive Officer, as needed, regarding the role of our compensation strategy in achieving our objectives and performance goals and the long-term interests of our stockholders. The Audit and Executive Oversight Committee has direct responsibility for approving the compensation of our Chief Executive Officer, and makes recommendations to the Board with respect to our other executive officers. The term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Exchange Act.

Our Chief Executive Officer sets the compensation of anyone whose compensation is not set by the Board and reports to the Board regarding the basis for any such compensation if requested by it.

The Audit and Executive Oversight Committee may retain compensation consultants, outside counsel and other advisors as the Board deems appropriate to assist it in discharging its duties. In April 2015, the Audit and Executive Oversight Committee hired Mercer (US) Inc. to perform an executive compensation study and provide it with guidance regarding the Company’s executive compensation program. Mercer provided the Audit and Executive Oversight Committee with compensation data with respect to similarly sized logistics and freight-forwarding companies and consulted with the Audit and Executive Oversight Committee about a variety of issues related to competitive compensation practices and incentive plan design. This information helped us to evaluate and modify our equity and cash compensation awards and practices to remain consistent with industry standards and to achieve our employee retention objectives. While the study was conducted in 2015, the Audit and Executive Oversight Committee believes that it remains useful and it continues to evaluate on an annual basis current trends and relevant industry information. These trends and this information is used by the Audit and Executive Oversight Committee to determine whether to make any additional changes to the Company’s overall compensation policies.

Nominating Committee Function of the Audit and Executive Oversight Committee: We do not have a standing Nominating Committee. The Audit and Executive Oversight Committee fulfills the nominating committee functions. The Audit and Executive Oversight Committee identifies and recommends to the Board individuals qualified to be nominated for election to the Board and recommends to the Board the members and Chairperson for each Board committee.

In addition to stockholders’ general nominating rights provided in our Bylaws, stockholders may recommend director candidates for consideration by the Board. The Audit and Executive Oversight Committee will consider director candidates recommended by stockholders if the recommendations are sent to the Board in accordance with the procedures for other stockholder proposals described below in this proxy statement under the heading “Stockholder Proposals.” All director nominations submitted by stockholders to the Board for its consideration must include all of the required information set forth in our Bylaws, as summarized under the heading “Stockholder Proposals,” and the following additional information:

•	any information relevant to a determination of whether the nominee meets the criteria described below under the subheading “Director Qualifications”;
•

any information regarding the nominee relevant to a determination of whether the nominee would be considered independent under SEC rules or, alternatively, a statement that the nominee would not be considered independent;

•

a statement, signed by the nominee, verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation and consenting to serve as a director if so elected; and

•

if the recommending stockholder, or group of stockholders, has beneficially owned more than 5% of our voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership.

Director Qualifications. In selecting nominees for director, without regard to the source of the recommendation, the Audit and Executive Oversight Committee believes that each director nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board. Members of the Board should have the highest professional and personal ethics, consistent with our values and standards and Code of Ethics. At a minimum, a nominee must possess integrity, skill, leadership ability, financial sophistication, and capacity to help guide us. Nominees should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their experiences. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to responsibly perform all director duties. In addition, the Audit and Executive Oversight Committee considers all applicable statutory and regulatory requirements and the requirements of any exchange upon which our common stock is listed or to which it may apply in the foreseeable future.

Evaluation of Director Nominees. The Audit and Executive Oversight Committee will typically employ a variety of methods for identifying and evaluating nominees for director. The Audit and Executive Oversight Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Audit and Executive Oversight Committee will consider various potential candidates for director. Candidates may come to the attention of the Audit and Executive Oversight Committee through current directors, stockholders, or other companies or persons. The Audit and Executive Oversight Committee does not evaluate director candidates recommended by stockholders differently than director candidates recommended by other sources. Director candidates may be evaluated at regular or special meetings of the Audit and Executive Oversight Committee, and may be considered at any point during the year.

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Audit and Executive Oversight Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee our businesses. In evaluating director nominations, the Audit and Executive Oversight Committee seeks to achieve a balance of knowledge, experience, and capability on the Board. In connection with this evaluation, the Audit and Executive Oversight Committee will make a determination of whether to interview a prospective nominee based upon the Board’s level of interest. If warranted, one or more members of the Audit and Executive Oversight Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and any appropriate interviews, the Audit and Executive Oversight Committee will recommend the director nominees after consideration of all its directors’ input. The director nominees are then selected by a majority of the independent directors on the Board, meeting in executive session and considering the Audit and Executive Oversight Committee’s recommendations.

Board of Directors Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having our Chief Executive Officer serve as Chairman is in the best interest of our stockholders at this time. We believe this structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry, as well as fostering greater communication between our management and the Board.

The Board believes that the most effective board structure is one that emphasizes board independence and ensures that the board’s deliberations are not dominated by management. Three out of the four directors on the Board are independent, and our Audit and

Executive Oversight Committee is composed entirely of independent directors. In support of the independent oversight of management, the independent directors meet and hold discussions without management present. Based on the current structure and effectiveness of the Board, the Board has not appointed a lead independent director.

Certain Relationships and Transactions with Related Persons

Minority Business Enterprise Jointly-Owned and Operated with Chief Executive Officer

On June 28, 2006, we joined with Radiant Capital Partners, LLC (“RCP”), an affiliate of Mr. Crain, our Chief Executive Officer, to form Radiant Logistics Partners, LLC (“RLP”). RLP commenced operations in 2007 as a minority-owned business enterprise for the purpose of enabling us to expand the scope of our service offerings to include participation in certain supplier diversity programs that would have otherwise not been available to us. RLP is owned 60% by Mr. Crain and 40% by us.

In the course of evaluating and approving the ownership structure, operations and economics emanating from RLP, a committee consisting of the independent Board member of the Company considered, among other factors, the significant benefits provided to us through association with a minority business enterprise, particularly as many of our largest current and potential customers have a need for diversity offerings. In addition, the committee concluded the economic relationship with RLP was on terms no less favorable to us than terms generally available from unaffiliated third parties.

For the fiscal year ended June 30, 2018, RLP recorded $427,826 in commission revenues earned from members of the affiliated group, and reported a profit of $409,219. For the fiscal year ended June 30, 2017, RLP recorded $113,737 in commission revenues earned from members of the affiliated group, and reported a profit of $95,369.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned by our principal executive officer, our principal financial officer, and each of our three most highly compensated executive officers (other than the principal executive officer and principal financial officer) whose compensation exceeded $100,000 during the fiscal years ended June 30, 2018 and 2017.

Name	Year	Salary ($)	Stock awards ($)(1)		Nonequity incentive plan compensation ($)(2)	All other compensation ($)		Total ($)
Bohn H. Crain, Chief Executive	2018	325,000	174,149	(3)	175,501	177,286	(4)	851,936
Officer	2017	325,000	123,406	(5)	191,303	107,385	(6)	747,094
Todd E. Macomber, Senior Vice	2018	200,000	75,018	(7)	75,601	18,490	(8)	369,109
President, Chief Financial Officer and Treasurer	2017	200,000	53,160	(9)	82,408	19,633	(10)	355,201
Tim Boyce, Senior Vice President	2018	275,000	98,127	(11)	23,050	106,964	(12)	503,141
and Chief Operating Officer of Rail	2017	275,000	51,898	(13)	33,628	93,986	(14)	454,512
and Truck Brokerage Operations
Arnold Goldstein, Chief	2018	200,000	75,018	(15)	75,601	70,108	(16)	420,727
Commercial Officer	2017	200,000	53,160	(17)	82,408	110,852	(18)	446,420
Joseph Bento, Senior Vice President	2018	200,000	76,745	(19)	56,694	66,784	(20)	400,223
and Chief Operating Officer of	2017	200,000	27,547	(21)	77,039	64,335	(22)	368,921
Radiant Global Logistics, Inc.

(1)	Represents the grant date fair value of the award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation — Stock Compensation,” or ASC 718.
(2)	Consists entirely of a cash bonus awarded pursuant to the Management Incentive Compensation Plan (the “MICP”).
(3)	Consists of 34,485 restricted stock units that were granted on September 15, 2017 and vest on September 15, 2020.
(4)

Consists of $12,000 for an automobile allowance, $676 for Company-provided life & disability insurance premiums, and $8,610 for Company 401(k) match. Also includes $156,000 representing the distributed share of earnings attributed to RCP. For more information, see the section entitled “Certain Relationships and Transactions with Related Persons” above.

(5)	Consists of 44,875 restricted stock units that were granted on October 24, 2016 and vest on September 15, 2019.
(6)

Consists of $12,000 for an automobile allowance, $727 for Company-provided life & disability insurance premiums, and $10,658 for Company 401(k) match. Also includes $84,000 representing the distributed share of earnings attributed to RCP. For more information, see the section entitled “Certain Relationships and Transactions with Related Persons” above.

(7)	Consists of 14,855 restricted stock units that were granted on September 15, 2017 and vest on September 15, 2020.
(8)	Consists of $9,000 for an automobile allowance, $676 for Company-provided life & disability insurance premiums, and $8,814 for Company 401(k) match.
(9)	Consists of 19,331 restricted stock units that were granted on October 24, 2016 and vest on September 15, 2019.
(10)	Consists of $9,000 for an automobile allowance, $727 for Company-provided life & disability insurance premiums, and $9,906 for Company 401(k) match.
(11)	Consists of 19,431 restricted stock units that were granted on September 15, 2017 and vest on September 15, 2020.
(12)

Consists of $16,188 for an automobile allowance, $676 for Company-provided life & disability insurance premiums, $9,225 for Company 401(k) match, $13,118 relating to reimbursement for Canadian income taxes, and $67,757 relating to amortization of moving expenses, per his relocation agreement. Mr. Boyce was issued a note receivable for $145,217 in 2016 to pay for his relocation expenses and to provide an incentive to accept the Company’s offer of relocation. The relocation agreement provides that the indebtedness under the note will be forgiven in equal installments over three years.

(13)	Consists of 18,872 restricted stock units that were granted on October 24, 2016 and vest on September 15, 2019.
(14)

Consists of $12,411 for an automobile allowance, $727 for Company-provided life & disability insurance premiums, $11,247 for Company 401(k) match, and $69,601 relating to amortization of moving expenses, per his relocation agreement. Mr. Boyce was issued a note receivable for $145,217 in 2016 to pay for his relocation expenses and to provide an incentive to accept the Company’s offer of relocation. The relocation agreement provides that the indebtedness under the note will be forgiven in equal installments over three years.

(15)	Consists of 14,855 restricted stock units that were granted on September 15, 2017 and vest on September 15, 2020.
(16)

Consists of $12,000 for an automobile allowance, $676 for Company-provided life & disability insurance premiums, $10,050 for Company 401(k) match and $47,382 relating to amortization of moving expenses, per his employment agreement. Mr. Goldstein was issued a note receivable for $100,000 in 2015 to pay for his relocation expenses and to provide an incentive to accept the Company’s offer of employment. The employment agreement provides that the indebtedness under the note will be forgiven in equal installments over three years.

(17)	Consists of 19,331 restricted stock units that were granted on October 24, 2016 and vest on September 15, 2019.

(18)

Consists of $12,000 for an automobile allowance, $727 for Company-provided life & disability insurance premiums, $7,120 for Company 401(k) match, and $91,005 relating to amortization of moving expenses, per his employment agreement. Mr. Goldstein was issued a note receivable for $100,000 in 2015 to pay for his relocation expenses and to provide an incentive to accept the Company’s offer of employment. The employment agreement provides that the indebtedness under the note will be forgiven in equal installments over three years.

(19)	Consists of 15,197 restricted stock units that were granted on September 15, 2017 and vest on September 15, 2020.
(20)

Consists of $12,000 for an automobile allowance, $676 for Company-provided life & disability insurance premiums, $6,726 for Company 401(k) match, and $47,382 relating to amortization of moving expenses, per his employment agreement. Mr. Bento was issued a note receivable for $100,000 in 2016 to pay for his relocation expenses and to provide an incentive to accept the Company’s offer of employment. The employment agreement provides that the indebtedness under the note will be forgiven in equal installments over three years.

(21)	Consists of 10,017 restricted stock units that were granted on October 24, 2016 and vest on September 15, 2019.
(22)

Consists of $12,000 for an automobile allowance, $727 for Company-provided life & disability insurance premiums, $5,812 for Company 401(k) match, and $45,796 relating to amortization of moving expenses, per his employment agreement. Mr. Bento was issued a note receivable for $100,000 in 2016 to pay for his relocation expenses and to provide an incentive to accept the Company’s offer of employment. The employment agreement provides that the indebtedness under the note will be forgiven in equal installments over three years.

Narrative Disclosure to Summary Compensation Table

Management Incentive Compensation Plan

In July 2012, we adopted the MICP, which is intended to provide for a pay system that supports our business strategy and emphasizes pay-for-performance by tying reward opportunities to carefully determined and articulated performance goals at corporate, operating unit, business unit and/or individual levels.

Employment Contracts of Named Executive Officers (“NEOs”)

Bohn H. Crain

On January 13, 2006, we entered into an employment agreement (the “Crain Employment Agreement”) with Bohn H. Crain to serve as our Chief Executive Officer. On June 11, 2011, we and Mr. Crain entered into a Letter Agreement for the purpose of amending the Crain Employment Agreement to (1) extend Mr. Crain’s Employment Agreement through December 31, 2016, (2) increase the renewal periods of the Crain Employment Agreement from one to three years, and (3) increase Mr. Crain’s base salary.

The Crain Employment Agreement (as amended) provides for an annual base salary of $325,000, a performance bonus of up to 50% of the base salary based upon the achievement of certain target objectives, and a discretionary merit bonus that can be awarded at the discretion of our Board of Directors. We may terminate the Crain Employment Agreement at any time for cause. If we terminate the Crain Employment Agreement due to Mr. Crain’s disability, Mr. Crain’s unvested options shall immediately vest and we must continue to pay to Mr. Crain, for an additional one year period, his base salary and pro-rated bonuses as well as fringe benefits, including participation in pension, profit sharing and bonus plans as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. If Mr. Crain terminates the Crain Employment Agreement for good reason or we terminate for any reason other than for cause, Mr. Crain’s unvested options shall immediately vest and we must continue to pay Mr. Crain for the remaining term of the Crain Employment Agreement his base salary and the greater of the most recent bonus or target bonus as well as fringe benefits. The Crain Employment Agreement contains standard and customary non-solicitation, non-competition, work made for hire, and confidentiality provisions.

Pursuant to our MICP, Mr. Crain will be evaluated with a target bonus, based upon achievement of corporate and individual objectives, of 50% of base compensation.

The Crain Employment Agreement also contains a change in control provision. If Mr. Crain’s employment is terminated following a change in control (other than for cause or by Mr. Crain without good reason), then we must pay him (i) a termination payment equal to 2.99 times his base salary in effect on the date of termination of his employment, (ii) any bonus to which he would have been entitled for a period of three years following the date of termination, (iii) any unpaid expenses and benefits, and (iv) for a period of three years provide him with all fringe benefits he was receiving on the date of termination of his employment or the economic equivalent of such benefits. In addition, all of his unvested stock options shall immediately vest as of the termination date of his employment due to a change in control. In the event compensation payable to Mr. Crain upon our change in control causes him to be subject to an excise tax under section 4999 of the Code, he will receive a “gross up” payment in an amount such that after the payment by Mr. Crain of all taxes imposed upon the gross up payment, Mr. Crain will retain an amount of the gross up payment equal to such excise tax. A change in control is generally defined as the occurrence of any one of the following:

•

any “Person” (as the term “Person” is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934), except for our chief executive officer, becoming the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities;

•

a contested proxy solicitation of our stockholders that results in the contesting party obtaining the ability to vote securities representing 50% or more of the combined voting power of our then-outstanding securities;

•	a sale, exchange, transfer or other disposition of 50% or more in value of our assets to another Person or entity, except to an entity controlled directly or indirectly by us;
•

a merger, consolidation or other reorganization involving us in which we are not the surviving entity and in which our stockholders prior to the transaction continue to own less than 50% of the outstanding securities of the acquirer immediately following the transaction, or a plan is adopted involving our liquidation or dissolution other than pursuant to bankruptcy or insolvency laws; or

•

during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least the majority thereof unless the election, or the nomination for election by our stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

Notwithstanding the foregoing, a “change in control” is not deemed to have occurred (i) in the event of a sale, exchange, transfer or other disposition of substantially all of our assets to, or a merger, consolidation or other reorganization involving, us and any entity in which our chief executive officer has, directly or indirectly, at least a 25% equity or ownership interest, or (ii) in a transaction otherwise commonly referred to as a “management leveraged buy-out.”

Todd E. Macomber

In May 2012, we entered into a new employment agreement with Todd E. Macomber, our Chief Financial Officer. Pursuant to his employment agreement, Mr. Macomber is entitled to an annual base salary of $200,000, subject to an annual review. The employment agreement also confirmed, but made no modifications or additions to, the existing stock option agreements between the Company and Mr. Macomber at the time the employment agreement was entered into.

Pursuant to our MICP, Mr. Macomber will be evaluated with a target bonus, based upon achievement of corporate and individual objectives, of 35% of his base salary.

Mr. Macomber is entitled to six months of severance in the form of salary continuation payments in the event his employment is terminated as a result of death, disability, or by us for any reason other than cause; or twelve months of severance if, within nine months following a “Change of Control”, he voluntarily terminates his employment for “Good Reason” or his employment is terminated by us. For the purposes of the employment agreement, a “Change of Control” shall be deemed to occur if there occurs a sale, exchange, transfer or other disposition of substantially all of our assets to another entity, except to an entity controlled directly or indirectly by us, or a merger, consolidation or other reorganization of the Company in which we are not the surviving entity, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws. For the further purpose of the employment agreements, “Good Reason” shall be deemed to occur upon either: (i) a breach of the agreement by us; or (ii), a reduction in salary without Mr. Macomber’s consent, unless any such reduction is otherwise part of an overall reduction in executive compensation experienced on a pro rata basis by other similarly situated employees.

Tim Boyce

On February 1, 2012, Wheels Group Inc., which we acquired in 2015, entered into an employment agreement with Tim Boyce, our Senior Vice President and Chief Operating Officer of Rail and Truck Brokerage Operations. Under his employment agreement, Mr. Boyce is entitled to receive an annual base salary in the amount of CAD$200,000 subject to an annual review, which has subsequently been increased to USD$275,000. Mr. Boyce is eligible to receive an annual incentive bonus of up to 50% of his base salary. Mr. Boyce has also received an option to purchase 200,000 shares of our common stock. Mr. Boyce also receives USD$1,000 per month in vehicle allowance payments in addition to other fringe benefits.

Mr. Boyce may resign from his employment upon 3 months’ notice, a requirement which we may waive in whole or in part by providing Mr. Boyce with pay in lieu of notice up to the effective date of the resignation. Upon resignation, Mr. Boyce shall have no entitlement to further compensation or benefits, and all options which have not vested as of the effective date of resignation shall be immediately cancelled.

We may terminate Mr. Boyce’s employment at any time for “Just Cause” without notice or compensation. For the purposes of Mr. Boyce’s employment agreement, Just Cause includes: (i) the neglect or willful failure by Mr. Boyce to substantially perform his duties (except by reason of any bona fide disability); (ii) Mr. Boyce's misconduct involving the property, business or affairs of the Company, or any of its subsidiaries or affiliates; (iii) any act of theft, fraud or dishonesty by Mr. Boyce; (iv) any material conflict of interest involving Mr. Boyce; (v) Mr. Boyce's material breach of the employment agreement; (vi) any material failure by Mr. Boyce to comply with the policies, rules and regulations of the Company; or (vii) any other conduct that is determined by a court of competent jurisdiction to constitute just cause for the termination of Mr. Boyce’s employment.

In the event that Mr. Boyce’s employment is terminated as a result of death, Mr. Boyce’s payments and benefits will cease. Any vested options shall remain available to be exercised subsequent to the cessation of his employment in accordance with the terms of the 2012 Plan. In the event that Mr. Boyce’s employment ceases as a result of disability, Mr. Boyce will be eligible to receive only his entitlements to notice of termination, termination pay and severance pay.

We may immediately terminate Mr. Boyce’s employment at any time without Just Cause by providing Mr. Boyce with written notice of termination, following which, we shall only pay or provide to Mr. Boyce:

(i) a lump sum payment equal to 12 months of Mr. Boyce’s base salary and vehicle allowance;

(ii) group benefits coverage for a period of 12 months from the effective date that Mr. Boyce’s employment is terminated (the “Severance Period”) or, in the alternative, a lump sum payment equal to the cost of the benefit premiums (calculated as of the date that is immediately prior to the effective date that Mr. Boyce’s employment is terminated) we would have paid to provide the benefit to Mr. Boyce during the Severance Period, less applicable statutory deductions;

(iii) continued Registered Retirement Savings Plan (“RRSP”) contributions throughout the Severance Period;

(iv) a further lump sum payment that is equal to the average annual incentive bonus earned by Mr. Boyce over the period of two years immediately prior to the effective date that Mr. Boyce’s employment is terminated; and

(v) the continued vesting of options to purchase common shares of the Company throughout the Severance Period.

Any options that have vested on or prior to the effective date of the termination of Mr. Boyce’s employment without Just Cause or that will vest at any time during the Severance Period shall remain available to be exercised subsequent to the termination of his employment in accordance with the terms of the 2012 Plan.

Arnold Goldstein

Effective February 6, 2015, we entered into an employment agreement with Arnold Goldstein, the Company’s Senior Vice-President and Chief Commercial Officer. Under his employment agreement, Mr. Goldstein is entitled to receive an annual base salary in the amount of $200,000 subject to annual review. Mr. Goldstein is also entitled to participate in the Company’s stock option program and annual incentive compensation program, pursuant to which he may earn a discretionary bonus with an initial target of 35% of his annual base salary. Additionally, Mr. Goldstein was granted non-qualified stock options to purchase up to 250,000 shares of the Company’s common stock. Mr. Goldstein also received an interest-free loan from the Company in the amount of $100,000 to relocate, which was forgiven by the Company in equal thirds on each of the first three anniversaries of Mr. Goldstein’s employment. Mr. Goldstein also receives $1,000 per month in vehicle allowance payments in addition to other fringe benefits.

Mr. Goldstein is entitled to receive six months of severance payments in the form of salary continuation at his base salary, plus continuation of the medical benefits and car allowance if his employment is terminated as a result of his death, an illness or disability, or by the Company for no cause. However, within nine months following a change of control, if Mr. Goldstein’s employment is terminated for no cause by the Company or by Mr. Goldstein for Good Reason, then he is entitled to receive severance payments for 12 months, and all of his stock options and awards become accelerated.

Joseph Bento

Effective January 1, 2016, we entered into an employment agreement with Joseph Bento, Radiant Global Logistics, Inc.’s Senior Vice-President Sales. Under his employment agreement, Mr. Bento is entitled to receive an annual base salary in the amount of $200,000 subject to annual review. Mr. Bento is also entitled to participate in the Company’s stock option program and annual incentive compensation program pursuant to which he may earn a discretionary bonus with an initial target of 35% of his annual base compensation. Additionally, Mr. Bento was granted non-qualified stock options to purchase up to 250,000 shares of the Company’s common stock. Mr. Bento also received an interest-free loan from the Company in the amount of $100,000 to relocate, which is forgiven by the Company in equal thirds on each of the first three anniversaries of Mr. Bento’s employment, and a one-time signing bonus of $25,000. Mr. Bento also receives $1,000 per month in vehicle allowance payments in addition to other fringe benefits.

Mr. Bento is entitled to receive six months of severance payments in the form of salary continuation at his base salary level, plus continuation of the medical benefits and car allowance if he is terminated as a result of his death, an illness or disability or by the Company for no cause. If Mr. Bento’s employment is terminated within nine months following a change of control either by the Company for no cause or by Mr. Bento for Good Reason, then he is entitled to severance payments of 12 months, and all of his stock options and awards become accelerated.

 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards for each NEO outstanding as of June 30, 2018:

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options Exercisable (#)	Number of securities underlying unexercised options Unexercisable (#)	Option exercise price ($)	Option expiration date		Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(26)
Bohn H. Crain	7,389	—	0.60	11/18/2020	(1)
	2,815	—	1.30	2/28/2021	(2)
	1,640	—	2.30	6/6/2021	(3)
	2,041	—	2.36	10/30/2021	(4)
	1,791	—	2.40	12/21/2021	(5)
	2,195	—	2.30	3/15/2012	(6)
	4,626	—	2.00	5/15/2022	(7)
	6,679	—	1.75	9/24/2022	(8)
	7,936	—	1.53	11/11/2022	(9)
	5,358	—	1.79	2/10/2023	(10)
	7,473	—	1.95	5/12/2023	(11)
	6,088	1,523	2.20	9/26/2023	(12)
	4,915	1,229	2.22	11/11/2023	(13)
	4,154	1,039	3.00	2/10/2024	(14)
	3,933	984	3.07	5/12/2024	(15)
	3,364	2,244	3.29	9/22/2024	(16)
	1,943	1,296	4.10	11/10/2024	(17)
	1,909	1,273	4.50	2/11/2025	(18)
	1,426	951	5.03	5/11/2025	(19)
						44,875	(20)	$175,461
						34,485	(21)	$134,836

Todd E. Macomber	100,000	—	0.28	8/6/2019	(24)
	2,660	—	0.60	11/18/2020	(1)
	101,155	—	1.30	2/28/2021	(2)
	741	—	2.30	6/6/2021	(3)
	625	—	2.36	10/30/2021	(4)
	579	—	2.40	12/21/2021	(5)
	709	—	2.30	3/15/2022	(6)
	1,495	—	2.00	5/15/2022	(7)
	2,466	—	1.75	9/24/2022	(8)
	2,930	—	1.53	11/11/2022	(9)
	1,802	—	1.79	2/10/2023	(10)
	2,661	—	1.95	5/12/2023	(11)
	2,267	567	2.20	9/26/2023	(12)
	1,765	442	2.22	11/11/2023	(13)
	1,533	384	3.00	2/10/2024	(14)
	1,508	378	3.07	5/12/2024	(15)
	1,242	828	3.29	9/22/2024	(16)
	717	479	4.10	11/10/2024	(17)
	705	470	4.50	2/11/2025	(18)
	555	371	5.03	5/11/2025	(19)
						19,331	(20)	$75,584
						14,855	(21)	$58,083

Tim Boyce	120,000	80,000	5.63	4/1/2025	(23)
						18,872	(20)	$73,790
						19,431	(21)	$75,975

Arnold Goldstein	150,000	100,000	4.58	2/15/2025	(22)
						19,331	(20)	$75,584
						14,855	(21)	$58,083

Joseph Bento	75,000	150,000	3.37	1/3/2026	(25)
						10,017	(20)	$39,166
						15,197	(21)	$59,420

(1)	The stock options were granted on November 19, 2010 and vest in equal annual installments over a five year period commencing on the date of the grant.
(2)	The stock options were granted on March 1, 2011 and vest in equal annual installments over a five year period commencing on the date of the grant.
(3)	The stock options were granted on June 7, 2011 and vest in equal annual installments over a five year period commencing on the date of the grant.
(4)	The stock options were granted on October 31, 2011 and vest in equal annual installments over a five year period commencing on the date of the grant.
(5)	The stock options were granted on December 22, 2011 and vest in equal annual installments over a five year period commencing on the date of the grant.
(6)	The stock options were granted on March 16, 2012 and vest in equal annual installments over a five year period commencing on the date of the grant.
(7)	The stock options were granted on May 16, 2012 and vest in equal annual installments over a five year period commencing on the date of the grant.
(8)	The stock options were granted on September 25, 2012 and vest in equal annual installments over a five year period commencing on the date of the grant.
(9)	The stock options were granted on November 12, 2012 and vest in equal annual installments over a five year period commencing on the date of the grant.
(10)	The stock options were granted on February 11, 2013 and vest in equal annual installments over a five year period commencing on the date of the grant.
(11)	The stock options were granted on May 13, 2013 and vest in equal annual installments over a five year period commencing on the date of the grant.
(12)	The stock options were granted on September 27, 2013 and vest in equal annual installments over a five year period commencing on the date of the grant.
(13)	The stock options were granted on November 12, 2013 and vest in equal annual installments over a five year period commencing on the date of the grant.
(14)	The stock options were granted on February 11, 2014 and vest in equal annual installments over a five year period commencing on the date of the grant.
(15)	The stock options were granted on May 13, 2014 and vest in equal annual installments over a five year period commencing on the date of the grant.
(16)	The stock options were granted on September 23, 2014 and vest in equal annual installments over a five year period commencing on the date of the grant.
(17)	The stock options were granted on November 11, 2014 and vest in equal annual installments over a five year period commencing on the date of the grant.
(18)	The stock options were granted on February 12, 2015 and vest in equal annual installments over a five year period commencing on the date of the grant.
(19)	The stock options were granted on May 12, 2015 and vest in equal annual installments over a five year period commencing on the date of the grant.
(20)	Consists of restricted stock units that were granted October 24, 2016 and vest September 15, 2019.
(21)	Consists of restricted stock units that were granted September 15, 2017 and vest September 15, 2020.
(22)	The stock options were granted on February 16, 2015 and vest in equal annual installments over a five year period commencing on the date of the grant.
(23)	The stock options were granted on April 2, 2015 and vest in equal annual installments over a five year period commencing on the date of the grant.
(24)	The stock options were granted on August 7, 2009 and vest in equal annual installments over a five year period commencing on the date of grant.
(25)	The stock options were granted on January 4, 2016 and vest in equal annual installments over a five year period commencing on the date of the grant.
(26)	Represents the market value of unvested restricted stock units at a price of $3.91 per share, the closing price on June 30, 2018.

 Director Compensation

We pay our non-employee directors $3,000 per month for each month of Board service. We reimburse our directors for reasonable travel and other expenses incurred in connection with attending Board meetings. The table below shows the compensation that each director earned for Board and committee service during fiscal year 2018.

Name(1)	Year	Fees earned or paid in cash(2) ($)	Stock Awards(3) ($)		Total ($)
Jack Edwards	2018	40,000	40,484	(4)	80,484
Richard P. Palmieri	2018	40,000	40,484	(4)	80,484
Michael Gould	2018	40,000	40,484	(4)	80,484

(1)	Mr. Crain has been omitted from the above table because he does not receive any additional compensation for serving on our Board of Directors.
(2)

Consists of a payment of $3,000 per month of Board service. Mr. Edwards receives an additional $1,000 per quarter as the chair of the Audit and Executive Oversight Committee. Mr. Palmieri receives an additional $1,000 per quarter for additional contributions related to the compensation committee function of the Audit and Executive Oversight Committee. Mr. Gould receives an additional $1,000 per quarter as the chair of the Technology Subcommittee.

(3)	Represents the grant date fair value of the award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation — Stock Compensation,” or ASC 718.
(4)	Consists of 9,328 restricted stock units that each were granted to each of Messrs. Edwards, Palmieri and Gould on November 14, 2017 and vest on November 14, 2020.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of June 30, 2018.

Equity Compensation Plan Information

	Number of common shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,128,259	$3.75	1,538,587
Equity compensation plans not approved by security holders	667,329	$1.55	382,624
	2,795,588		1,921,211

PROPOSAL 2: RATIFICATION OF THE SELECTION OF PETERSON SULLIVAN AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE 2019 FISCAL YEAR

The Audit and Executive Oversight Committee has appointed, and the Board has concurred subject to stockholder ratification, Peterson Sullivan to audit and report on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 2019. Peterson Sullivan served as our independent registered public accounting firm for the fiscal year ended June 30, 2018.

Before making its determination on appointment, the Audit and Executive Oversight Committee carefully considered the qualifications and competence of candidates for the independent registered public accounting firm. For Peterson Sullivan, this has included a review of its performance in prior years, its independence and processes for maintaining independence, the key members of the audit engagement team, the firm’s approach to resolving significant accounting and auditing matters, as well as its reputation for integrity and competence in the fields of accounting and auditing.

Representatives of Peterson Sullivan will attend the Annual Meeting and may make a statement if they wish. They will be available to answer appropriate questions at the Annual Meeting. To pass, this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of Peterson Sullivan as our independent auditor for the fiscal year ending June 30, 2019.

AUDIT AND EXECUTIVE OVERSIGHT COMMITTEE MATTERS

Report of the Audit and Executive Oversight Committee

In connection with the preparation of our audited financial statements for the fiscal year ended June 30, 2018, the Audit and Executive Oversight Committee:

•	reviewed and discussed the audited financial statements with management;
•

discussed with our independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board; and

•

received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the PCAOB and has discussed with our independent registered public accounting firm its independence and satisfied itself as to their independence.

Based upon the review and discussions referred to above, the Audit and Executive Oversight Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

Audit and Executive Oversight Committee Report Submitted By:
Jack Edwards
Richard P. Palmieri Michael Gould

PRINCIPAL ACCOUNTING FEES AND SERVICES

Peterson Sullivan served as our principal independent accounting firm for the fiscal years ended June 30, 2018 and 2017, to audit our financial statements. The entirety of services provided by Peterson Sullivan for 2018 and 2017 were provided by full-time employees of Peterson Sullivan.

The audit reports of Peterson Sullivan on our consolidated financial statements as of and for the fiscal years ended June 30, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2018 and 2017, there were no disagreements with Peterson Sullivan on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Peterson Sullivan’s satisfaction, would have caused Peterson Sullivan to make reference thereto in its reports on our financial statements for such years.

During the fiscal years ended June 30, 2018 and 2017, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended June 30, 2018 and 2017, we did not consult with any other public accounting firms regarding either: (i) the application of accounting principles to any completed or proposed transaction or the type of audit opinion that might be rendered on our consolidated financial statements; or (ii) any of the other matters specified in Items 304(a)(1)(iv) or (v) of Regulation S-K.

The following table presents fees for professional audit services performed for the audit of our annual financial statements for the fiscal years ended June 30, 2018 and 2017 and fees, billed and unbilled, for other services rendered by Peterson Sullivan during those periods.

Audit Fees

Audit Fees consist of fees, billed and unbilled, for professional services rendered for the audit of our consolidated financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.

	Fiscal years ended June 30,
	2018	2017
Audit fees	$335,209	$275,852
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—
	$335,209	$275,852

Audit-Related Fees

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees

Tax Fees consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax audit defense, customs and duties, and mergers and acquisitions.

All Other Fees

All Other Fees consist of fees billed for products and services provided not described above.

Audit and Executive Oversight Committee Pre-Approval Policies and Procedures

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions as set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. All of the audit-related and tax services described above were pre-approved by our Audit and Executive Oversight Committee and, therefore, were not provided pursuant to a waiver of the pre-approval requirements set forth in such rule.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Reports of all transactions in our common stock by officers, directors and principal stockholders are required to be filed with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on our review of copies of the reports received, or representations of such reporting persons, we believe that during fiscal year 2018 no officers, directors or principal stockholders failed to file reports of ownership and changes of ownership on a timely basis.

STOCKHOLDER PROPOSALS

Stockholder Proposals to Be Included in the Company’s Proxy Statement

Pursuant to and subject to the requirements of Rule 14a-8 under the Exchange Act, stockholders may present proposals for inclusion in our proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be included for the 2019 Annual Meeting, stockholder proposals must be received by the Company at its executive offices located at 405 114th Avenue SE, Third Floor, Bellevue, Washington 98004 no later than June 6, 2019, and must otherwise comply with the requirements of Rule 14a-8.

Stockholder Proposals Not to Be Included in the Company’s Proxy Statement

Stockholders wishing to present proposals for action at an annual meeting apart from proposals pursuant to Rule 14a-8 must do so in accordance with our Bylaws. A stockholder must give timely notice of the proposed business to the Secretary at the executive offices referred to above. To be timely, a stockholder’s notice must be in writing, delivered to or mailed and received at our principal executive offices not less than 50 days nor more than 75 days prior to that year’s annual meeting; provided, however, that in the event less than 60 days’ notice of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the annual meeting was mailed or public disclosure of the meeting was made, whichever occurs first. For each matter the stockholder proposes to bring before the meeting, the notice to the Secretary must include: (i) a brief description of the business proposed to be brought before the meeting, the reasons for conducting such business at the meeting, and if such business includes a proposal to amend any document, the language of the proposed amendment; (ii) the name and address, as they appear in our books, of the stockholder proposing such business; (iii) the class and number of shares of Company stock that are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Proxy voting on any matter brought before the meeting as set forth in this paragraph will be subject to the discretionary voting authority of the designated proxy holders.

Stockholders wishing to nominate candidates for election to the Board of Directors at an annual meeting must do so in accordance with our Bylaws by giving timely notice in writing to the Secretary as described above. To be timely, a stockholder’s notice must be in writing, delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to that year’s annual meeting; provided, however, that in the event less than 70 days’ notice of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the annual meeting was mailed or public disclosure of the meeting was made, whichever occurs first. The notice must set forth: (i) the nominee’s name, age, business address and, if known, residence address; (ii) such person’s principal place of employment; (iii) the class and number of shares of stock of the corporation that are beneficially owned by such person; and (iv) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. In addition, as to the stockholder giving the notice, the notice must include: (i) the name and record address of such stockholder; and (ii) the class and number of shares of Company stock beneficially owned by such stockholder. The presiding officer at the annual meeting is required to determine whether any nomination was properly brought before the annual meeting in accordance with our Bylaws. If such officer determines that any person has not been properly nominated, such officer shall so declare at the meeting and any such nominee shall not be considered in the election.

STOCKHOLDER COMMUNICATIONS

The Board of Directors has established a process for stockholders to send communications to it. Stockholders who wish to communicate with the Board of Directors, or specific individual directors, may do so by directing correspondence addressed to such directors or director in care of Todd E. Macomber, our Chief Financial Officer, at the principal executive offices of the Company. Such correspondence shall prominently display the fact that it is a stockholder-board communication and whether the intended recipients are all or individual members of the Board of Directors. The Chief Financial Officer has been authorized to screen commercial solicitations and materials that pose security risks, are unrelated to the business or governance of the Company or are otherwise inappropriate. The Chief Financial Officer shall promptly forward any and all such stockholder communications to the entire Board of Directors or the individual director as appropriate. In the alternative, stockholder correspondence can be addressed to 405 114th Avenue SE, Third Floor, Bellevue, Washington 98004, Attention: Todd E. Macomber.

OTHER MATTERS

The notice of Annual Meeting provides for transaction of such other business as may properly come before the Annual Meeting. As of the date of this proxy statement, the Board of Directors has been advised of no matters to be presented for discussion at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the stockholders.

STOCKHOLDERS SHARING AN ADDRESS

Stockholders sharing an address with another stockholder may receive only one annual report or one set of proxy materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate copy of the annual report or a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from: Investor Relations, 405 114th Avenue SE, Third Floor, Bellevue, Washington 98004. We will promptly deliver a copy of the requested materials.

Similarly, stockholders sharing an address with another stockholder who have received multiple copies of our proxy materials may write to or call the above address and phone number to request delivery of a single copy of these materials.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form-10-K, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the fiscal year ended June 30, 2018, is being sent to stockholders of record as of September 28, 2018 with this proxy statement. This Annual Report on Form 10-K is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. Stockholders may also view this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. Stockholders of record as of September 28, 2018, and beneficial owners of our common stock on that date, may obtain from us without charge additional copies of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, exclusive of the exhibits thereto, by a request in writing. If requested, we will provide stockholders with copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. Any requests from a beneficial owner of our common stock must set forth a good faith representation that, as of the record date for this solicitation, September 28, 2018, the person making the request was the beneficial owner of our common stock. Such written requests should be directed to us at, 405 114th Avenue SE, Third Floor, Bellevue, Washington 98004, Attention: Chief Financial Officer.

RADIANT LOGISTICS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF RADIANT LOGISTICS, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned revokes all previous proxies and constitutes and appoints Bohn H. Crain and Todd E. Macomber, and each of them, as his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of common stock of Radiant Logistics, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 405 114th Avenue SE, Third Floor, Bellevue, Washington 98004, at 9:00 a.m., local time, on November 14, 2018, and at any adjournment(s) or postponement(s) thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all of the nominees in proposal 1 and FOR proposal 2, and in the proxies’ discretion, upon other matters as may properly come before the Annual Meeting.

(continued and to be signed on reverse side)

Please Detach and Mail In the Envelope Provided

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the Nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
			☐	☐	☐
1.	Election of Directors
Nominees

01 Bohn H. Crain 02 Jack Edwards 03 Richard P. Palmieri 04 Michael Gould

The Board of Directors recommends you vote FOR proposal 2.						For	Against	Abstain

2.				Ratifying the appointment of Peterson Sullivan LLP as the Company’s independent auditor for the fiscal year ending June 30, 2019.		☐	☐	☐
NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date